Exhibit 10.4

Confidential Letter of Intent

This confidential letter of intent (“LOI”) shall indicate the desires of the parties to potentially enter into a formal written agreement. There is no enforceable agreement, verbally or through this LOI until the parties subsequently execute a formal written agreement and execute by signature that later formal written agreement. The validity of said proposed agreement is subject to, and conditioned upon, the parties effectively reducing to writing all terms and conditions necessary and incidental to the validity of said proposed future agreement. The parties agree to use good faith in negotiating and creating the proposed future agreement. Nothing in this LOI shall be construed as a representation or warranty of any kind and shall not be relied upon as such. Any Party may unilaterally cease negotiations or exploration at any time for any or no reason, without any further liability for doing so, by notifying the other Parties in writing. Any nondisclosure agreements that may exist between the Parties shall remain in effect and are hereby reaffirmed.

Whereas, CARBON CONVERSION GROUP, INC. (“CCG”) is an environmental research and development company that is commercializing technologies for processing organic wastes into hydrogen and high-value carbon products economically and sustainably; and,

Whereas, BELMARK INC, (“BELMARK”), manufactures pressure sensitive labels, flexible packaging and folding cartons for customers in a broad range of markets; and

Whereas, CCG has the ability to recycle plastic film scrap utilizing a unique patented waste plastic scrap catalysis process that converts plastic film scrap to carbon nanotubes, graphene, graphite, iron carbide, and hydrogen gas, among other things (the “PLASTIC FILM SCRAP RECYCLING”); and

Whereas, BELMARK’s manufacturing of flexible packaging result in plastic film scrap being available for the aforementioned PLASTIC FILM SCRAP RECYCLING; and

Whereas, CCG and BELMARK may desire to create a strategic business relationship as more fully set forth below.

Now, therefore, CCG and BELAMRK state through this LOI, as follows:

1. CCG will take ownership of BELMARK’S excess plastic film scrap (the “PLASTIC FILM SCRAP”) for purposes of recycling, approximately 500,000+ lbs. per week .

2. BELMARK is willing and able to supply the PLASTIC FILM SCRAP subject to negotiated commercial terms set forth in in a written, definitive agreement acceptable to BELMARK.

3. CCG and BELMARK may enter into a Suppliers Agreement (“SA”), or other appropriately titled document between the Parties, where CCG will, from time to time, submit incremental fulfillment requests to BELMARK and BELMARK shall fulfill such incremental requests with agreed upon provisions for pricing and related economic terms for the PLASTIC FILM SCRAP.

This LOI imposes no obligation on either Party to negotiate for or enter into a transaction or other commercial agreement with the other Party. No binding agreement shall exist unless and until a definitive agreement has been duly executed by the Parties.

This LOI shall be construed according to its fair meaning and not strictly for or against either Party. This LOI shall be governed by and construed in accordance with the internal laws of the state of Tennessee.

This LOI, the matters discussed herein, and information provided by one Party to the other in connection herewith are confidential and shall not be disclosed by the receiving Party without the written consent of the other, except to the extent that disclosure is required by law. When disclosure is required by law, the Party making the disclosure shall provide notice of the intended disclosure to the other Party and shall take reasonable steps to limit the extent of the disclosure to the minimum required to comply with its legal obligations.

Nothing contained herein is intended or shall be construed to confer upon any person or entity other than the parties and their successors or assigns, any rights or remedies under or by reason of this LOI.

Neither this LOI nor any rights or obligations hereunder may be assigned, delegated, or conveyed by either Party without the prior written consent of the other Party.

Dated: June 22, 2023

CARBON CONVERSION GROUP

By:
Robert Doherty, President & Chief Executive Officer

BELMARK, INC.

By: